EXHIBIT A

LIST OF EXECUTIVE OFFICERS AND DIRECTORS
OF CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1981, avenue McGill College Montréal (Québec) H3A 3C7	Chairman and Chief Executive Officer
Guy Morneau	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	Chairman of the Board and President
Jean-Claude Bachand	Fraser Milner Casgrain 1, Place Ville-Marie Bureau 3900 Montréal (Québec) H3B 4M7	Lawyer
Bernard Bonin	745, Hot Springs Way Ottawa (Ontario) K1V 1W8
Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montréal (Québec) H2K 4M5	President
Alban D'Amours	Mouvement des caisses Desjardins 100, avenue des Commandeurs Lévis (Québec) G6V 7N5	President
Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, Grande-Allée Est, Bureau 450 Québec (Québec) G1R 5M8	Member and President of the board and Chief Executive Officer
Yves Filion	Hydro-Québec Distribution 75, boul. René-Lévesque Ouest Montréal (Québec) H2Z 1A4	President
Gilles Godbout	Ministère des Finances 12, rue St-Louis Québec (Québec) G1R 5L3	Deputy Minister, Finance, Economy and Research
Thomas O. Hecht	Technologies IBEX Inc. 5485, rue Paré Montréal (Québec) H4P 1P7	Chairman Emeritus
Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, boul. Crémazie Est Montréal, (Québec) H2M 2V1	President
Nicole Trudeau	Commission municipale du Québec 500, René-Lévesque Blvd. West Suite 24.200 Montréal (Québec) H2Z 1W7	Vice-President
Duc Vu	Commission administrative des régimes de retraite et d'assurances 475, St-Amable Québec (Québec) G1R 5X3	President
John T. Wall	6601, Radnor Road Bethesda, Maryland 20817 USA

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1981, avenue McGill College Montréal (Québec) H3A 3C7	Chairman and Chief Executive Officer
Fernand Perreault	Same	President, CDP Capital - Real Estate Group and Executive Vice-President, CDP Capital
Richard Guay	Same	Executive Vice-President, Risk Management and Depositors' Accounts Management, CDP Capital
Ghislain Parent	Same	Executive Vice-President, Finance and Information Technology, CDP Capital
Jean-Claude Cyr	Same	Executive Vice-President, Human Resources and Organizational Development CDP Capital
François Geoffrion	Same	Executive Vice-President, Strategic Development, CDP Capital
Ginette Depelteau	Same	Vice-President and Corporate Secretary